Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Vine Energy Inc. of our report dated February 17, 2021 relating to the financial statements of Vine Oil & Gas LP, appearing in Registration No. 333-253366 on Form S-1 of Vine Energy Inc.

/s/ Deloitte & Touche LLP

Dallas, Texas

July 9, 2021